EXHIBIT 77C - OPPENHEIMER ROCHESTER SHORT TERM MUNICIPAL FUND

SPECIAL SHAREHOLDER MEETINGS (Unaudited)

On June 21, 2013, a first shareholder meeting of Oppenheimer Rochester Short Term Municipal Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1) as described in the Fund’s proxy statement dated April 12, 2013 (the “Proxy Statement”).  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

Brian F. Wruble                                           75,222,936                                1,419,087
David K. Downes                                       75,036,726                                1,605,297
Matthew P. Fink                                          75,529,893                                1,112,130
Edmund Giambastiani, Jr.                          75,484,976                                1,157,047
Phillip A. Griffiths                                       75,529,893                                1,112,130
Mary F. Miller                                             75,529,893                                1,112,130
Joel W. Motley                                           75,529,893                                1,112,130
Joanne Pace                                                 75,519,237                                1,122,786
Mary Ann Tynan                                        75,529,893                                1,112,130
Joseph M. Wikler                                        75,529,893                                1,112,130
Peter I. Wold                                                75,519,237                                1,122,786
William F. Glavin, Jr.                                   75,529,893                                1,112,130

On August 2, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
39,148,778                                1,018,040                                4,846,279

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
39,331,249                                831,546                                4,850,301

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
39,067,871                                1,074,940                                4,870,284

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
38,925,596                                1,210,886                                4,876,613

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
39,339,217                                818,550                                4,855,330

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
39,301,680                                842,382                                4,869,033

2h:  Proposal to revise the fundamental policy relating to tax-free securities
For                              Against                                Abstain
39,245,823                                906,363                                4,860,909

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
39,444,987                                681,924                                4,886,184